UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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CoreLogic, Inc.
(Name of Registrant as Specified In Its Charter)
Senator Investment Group LP
Senator Management LLC
Senator GP LLC
Senator Master GP LLC
Douglas Silverman
Senator Focused Strategies LP
Senator Global Opportunity Master Fund LP
Cannae Holdings, Inc.
Cannae Holdings, LLC
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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This filing contains a press release issued by Senator Investment Group LP and Cannae Holdings, Inc., dated July 7, 2020.

Cannae Holdings and Senator Investment Group Comment on CoreLogic’s Rejection of Acquisition Proposal

Maintain Desire to Engage Constructively with CoreLogic, Despite Continued Defensive Measures by Company – Including Adoption of “Poison Pill”

Cannae and Senator Have Enough Beneficial Ownership to Call Special Meeting and Are Prepared to do so as Early as July 28th

LAS VEGAS & NEW YORK – July 7, 2020 – Cannae Holdings, Inc. (NYSE: CNNE), (“Cannae”) and Senator Investment Group, LP (“Senator”), which, directly or through affiliated entities, jointly own or have an economic interest equivalent to approximately 15% of the outstanding shares of CoreLogic, Inc. (NYSE: CLGX), (the “Company”) today responded to CoreLogic’s rejection of the group’s proposal to acquire CoreLogic:
“Unfortunately for all shareholders, CoreLogic has rejected our proposal without any sign of seriously considering it. While we still hope to engage constructively with the Company, we note that the list of defensive measures taken by the Board includes hiring defense advisory firms weeks ago despite public statements that they had no knowledge of our interest, raising guidance in a highly irregular evening announcement five days before the end of the quarter, refusing to engage with us, and now adopting a poison pill while summarily rejecting our proposal with the typical smokescreen of regulatory concerns and overly optimistic multi-year projections. Notably this is the same Company that for ten years enjoyed ironclad protection from acquisition offers due to a purchase right that only expired June 1st.
We greatly appreciate the widespread support we have heard from shareholders, who rightfully expect the Company to initiate a sales process to maximize value. Our offer represents a compelling 37% premium above the unaffected price after which date the Company’s trading volume rose over 2.6x.(1) We note in the Company’s release today it says it is “willing to meet” with us, however we have yet to hear back from them despite our multiple requests for a meeting. If CoreLogic elects to ignore its shareholders and instead continues with its current course of action, we will call a Special Meeting to replace the Board as early as July 28th.
As for the Company’s newly issued multi-year guidance and unsubstantiated references to “regulatory” concerns with our proposal, these are nothing more than misdirection. After years of poor organic growth, today’s multi-year forecast implies wildly optimistic assumptions including mortgage originations well above consensus industry projections. As for “regulatory” concerns and “business overlaps”, we thoroughly reviewed all potential regulatory and antitrust matters prior to making our proposal and determined that there are no material hurdles to our consummating a transaction. Further, as a demonstration of our confidence and to completely remove this distraction, we are committed to signing an acquisition agreement with a ‘hell or high water’ provision. Had the Board responded to our requests for a discussion, they would know that.”
Cannae has engaged Trasimene Capital Management, LLC as financial advisor and Weil, Gotshal & Manges LLP as legal counsel. Senator has engaged Cadwalader, Wickersham & Taft LLP as legal counsel.
CERTAIN INFORMATION CONCERNING THE PARTICIPANTS
Senator Investment Group LP, Cannae Holdings, Inc. and the other Participants (as defined below) may file a proxy statement and accompanying proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies with respect to a special meeting of stockholders (the “Special Meeting”) of CoreLogic, Inc., a Delaware corporation (the “Company”). If the Participants file any such definitive proxy statement with the SEC, the Participants will mail such definitive proxy statement and a proxy card to each stockholder entitled to vote at the Special Meeting.
The participants in the proxy solicitation are (i) Senator Investment Group LP (“Senator”), the investment manager of the Senator Funds (as defined below), (ii) Senator Management LLC (“Senator GP”), the general partner of Senator, (iii) Senator GP LLC (“Senator GP LLC”), the general partner of SGOM (as defined below), (iv) Senator Master GP LLC (“Senator Master GP”), the general partner of SFS (as defined below), (v) Mr. Douglas Silverman (“Mr. Silverman”), the Chief Executive Officer of Senator, (vi) Senator Focused Strategies LP (“SFS”), (vii) Senator Global Opportunity Master Fund LP (“SGOM” and, together with SFS, the “Senator Funds”), (viii) Cannae Holdings, Inc. (“Cannae”) and (ix) Cannae Holdings, LLC (“Cannae Holdings”), a wholly-owned subsidiary of Cannae (collectively, the “Participants”).
THE PARTICIPANTS STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.
As of the date hereof, (i) SFS directly owns 2,176,190 shares of common stock, par value $0.00001 per share, of the Company (the “Common Stock”), (ii) SGOM directly owns 2,030,000 shares of Common Stock and (iii) Cannae Holdings directly owns 2,300,000 shares of Common Stock. Additionally, as of the date hereof, SFS is party to cash-settled total return swaps referencing 3,942,810 shares of Common Stock in the aggregate and total return swaps and over-the-counter forward purchase contracts referencing 1,435,000 shares of Common Stock in the aggregate.
As described in the Schedule 13D filed with the SEC by Senator, Cannae and certain of their respective affiliates with respect to the Company, each of Senator, Senator GP, Senator GP LLC, Senator Master GP, Mr. Silverman, Cannae and Cannae Holdings may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) 7,941,190 shares of Common Stock (the “Shares”) and, therefore, each such Participant may be deemed to be the beneficial owner of all of the Shares. The Shares collectively represent approximately 10.0% of the outstanding shares of Common Stock based on 79,411,399 shares of Common Stock outstanding as of April 28, 2020, as reported in the Company’s Quarterly Report on Form 10-Q filed on May 1, 2020.
Forward-Looking Statements and Risk Factors
This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, changes in the financial markets and changes in the conditions resulting from the outbreak of a pandemic such as the novel COVID-19 (“COVID-19”); the overall impact of the outbreak of COVID-19 and measures to curb its spread, including the effect of governmental or voluntary mitigation measures such as business shutdowns, social distancing, and stay-at-home orders; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; risks associated with our split-off from Fidelity National Financial, Inc., including limitations on our strategic and operating flexibility related to the tax-free nature of the split-off and the Investment Company Act of 1940; and risks and uncertainties related to the success of our externalization.
This press release should be read in conjunction with the risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of Cannae’s Form 10-Q, 10-K and other filings with the Securities and Exchange Commission.
(1) Referencing June 15, 2020 closing price of $47.57. Given our substantial equity stake in the Company and the fact that we have regularly been in excess of 20% of the trading volume, we have undoubtedly had a significant positive impact on the stock price. Market speculation around the Company picked up notably after June 15 as evidenced by Gordon Haskett Research Advisors publishing notes on June 16 and on June 17th speculating about the volume and share price movements. From June 15th to June 25th, the Company’s trading volume has risen more than 2.6x while peer volumes were flat, and the Company’s stock price has increased 13% vs. peers. Furthermore, in the weeks preceding the publication of our bid Cannae has been regularly approached by investors inquiring whether an acquisition of CoreLogic, Inc. was imminent.
Press Contact
Dan Zacchei / Joe Germani
Sloane & Company
dzacchei@sloanepr.com / jgermani@sloanepr.com